UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 28, 2016

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2016, Ameris Bancorp (the “Company”) entered into a Limited Waiver and Second Amendment to Loan Agreement (the “Second Amendment”) with NexBank SSB (the “Lender”) providing for the amendment of that certain Loan Agreement dated as of August 28, 2013 between the Company and the Lender, as amended September 26, 2014 by that certain First Amendment to Loan Agreement between the Company and the Lender, to (i) increase the maximum aggregate principal amount of revolving loans that may be outstanding thereunder at any one time to $60,000,000, (ii) reduce the total risk-based capital ratio (which is the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) tier 1 capital plus tier 2 capital to (b) total risk-weighted assets) required of Ameris Bank and (iii) waive the failure of Ameris Bank to satisfy the prior risk-based capital ratio requirement for the previously completed quarters in 2016. In connection with entering into the Second Amendment, the Company issued to the Lender a Second Amended and Restated Revolving Promissory Note dated as of December 28, 2016 (the “A/R Note”).

The descriptions contained herein of the Second Amendment and the A/R Note are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Waiver and Second Amendment to Loan Agreement dated as of December 28, 2016 by and between Ameris Bancorp and NexBank SSB.
10.2	Second Amended and Restated Revolving Promissory Note dated as of December 28, 2016 issued by Ameris Bancorp to NexBank SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: December 29, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Limited Waiver and Second Amendment to Loan Agreement dated as of December 28, 2016 by and between Ameris Bancorp and NexBank SSB.
10.2	Second Amended and Restated Revolving Promissory Note dated as of December 28, 2016 issued by Ameris Bancorp to NexBank SSB.